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                                                                 Exhibit 8(a)




                               [MEDIUM-TERM NOTE OPINION]







                                   November 1, 1996


To The Agents for the
Offering of Medium Term Notes
by MidAmerican Engery Company

Ladies and Gentlemen:



         We have acted as counsel to you in connection with the proposed offering by MidAmerican Energy Company, an Iowa corporation (the "Company"), of its Medium-Term Notes (the "Notes") as described in the Registration Statement on Form S-3 (the "Registration Statement"), which is being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement includes the Prospectus and the Prospectus Supplement (collectively, the "Prospectuses") relating to such offering.

         In rendering the opinion expressed below, we have examined the Prospectuses and such other documents as we have deemed relevant and necessary, including, without limitation, the Form of Indenture and the Form of Supplemental Indenture attached as Exhibits to the Registration Statement. Such opinion is conditioned, among other things, upon the accuracy and completeness of the facts, information and representations contained in the Prospectuses as of the date hereof and the continuing accuracy and completeness thereof as of the date of the issuance of the Notes. We have assumed that the transactions contemplated by the Prospectuses and such other documents will occur as provided therein and that there will be no material change to the Prospectuses or any of such other documents between the date hereof and the date of the issuance of the Notes.

         Based upon and subject to the foregoing, we are of the opinion that the discussion set forth in the Prospectus under the caption "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" is a


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To The Agents for the
Offering of Medium Term Notes
by MidAmerican Engery Company
November 1, 1996
Page 2



fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein.

         We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion expressed above, including any changes in applicable law which may hereafter occur.

         We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.

                                          Very truly yours,